UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2024 (May 21, 2024)

SIRIUSPOINT LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1599372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Point Building
3 Waterloo Lane
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: +1 441 542-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value	SPNT	New York Stock Exchange
8.00% Resettable Fixed Rate Preference Shares, Series B, $0.10 par value, $25.00 liquidation preference per share	SPNT PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2024, SiriusPoint Ltd. (the “Company”) announced the appointment of James J. McKinney as its new Chief Financial Officer effective June 3, 2024, to replace Steve Yendall. Mr. Yendall will depart the Company on June 7, 2024 and will be entitled to the severance payments set forth under the applicable provisions of his employment agreement.

Mr. McKinney, age 44, has been serving as the Co-founder, Managing Director and Investment Committee member of Sage Capital Group LLC since November 2004. Prior to joining the Company, he served as the Senior Vice President and Chief Financial Officer of Kemper Corp. from November 2016 to December 2023. Before that, Mr. McKinney served as the Executive Vice President and Chief Financial Officer of the Banc of California, Inc. from November 2015 to November 2016, and previously served as the bank’s Executive Vice President and Chief Accounting Officer from July 2015 to November 2015. Before joining the Banc of California, Mr. McKinney served from November 2012 to May 2014 as the Vice President and Controller of International Lease Finance Corporation (“ILFC”), a wholly-owned subsidiary of American International Group, Inc. Subsequent to the acquisition of ILFC by AerCap Aviation Solutions in May 2014, Mr. McKinney managed the stub period financial statement audit in addition to leading the finance transformation initiative. Prior to his position with ILFC, Mr. McKinney was employed at RBS Citizens Asset Finance from 2004 to 2012 in various capacities, culminating in the position of Vice President, Head of Balance Sheet Management, Operations and Strategy. Mr. McKinney earned a Bachelor of Arts degree in Economics & Computer Science from DePauw University in 2002 and a Master degree in Accounting from Northern Illinois University in 2005.

There are no arrangements or understandings between Mr. McKinney and any other person pursuant to which he was appointed as an officer of the Company. Mr. McKinney does not have any family relationship with any director or other executive officer of the Company, and there are no transactions in which Mr. McKinney has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. McKinney’s appointment as the Chief Financial Officer of the Company, Mr. McKinney and the Company have entered into an offer letter setting out the terms and conditions of his employment (the “Offer Letter”). Pursuant to the Offer Letter, Mr. McKinney is entitled to receive (a) an annual base salary of $625,000, (b) a target annual bonus opportunity of 100% of his base salary, and (c) starting with the 2024 regular award cycle, an annual long-term incentive award having a value equal to 200% of his base salary (the “LTI Award”). The LTI Award will not be prorated for 2024 and instead Mr. McKinney will be provided the full grant as if he had worked for the entire 12 months of 2024. The LTI Award will be provided through a mix of time-based restricted stock units of the Company (“RSUs”) and performance-based restricted stock units of the Company (“PSUs”), where 25% of the LTI Award value will be in RSUs and 75% of the LTI Award value will be in PSUs (as to 75% of the shares, or otherwise in the same ratio and/or in the same form of other types of awards as granted to other members of senior management, as permitted under the SiriusPoint Ltd. 2023 Omnibus Incentive Plan), and as determined at the discretion of the Compensation Committee of the board of directors of the Company.

The foregoing description of the terms of the Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On May 23, 2024, the Company issued a press release announcing the leadership transition. A copy of the press release is attached to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated as of May 21, 2024.

99.1	Press Release, dated as of May 23, 2024, issued by SiriusPoint Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUSPOINT LTD.

Date: May 23, 2024	By:	/s/ Linda S. Lin
Linda S. Lin
Chief Legal Officer & Secretary